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                                                                    EXHIBIT 99.1


                           CALIFORNIA AMPLIFIER, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                      FOR A SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON __________, 2004

The undersigned stockholder of California Amplifier, Inc. (the "Company") hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Joint Proxy Statement/Prospectus., and hereby appoints Ira Coron and Fred Sturm, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated herein, all the shares of Common Stock of the Company held of record by the undersigned on _______________, 2004 at the Special Meeting of Stockholders to be held on _________________, 2004 and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED; HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/ PROSPECTUS TRANSMITTED IN CONNECTION WITH THE SPECIAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN PROPOSAL 2 BELOW SHOULD MARK A LINE THROUGH THE ENTIRE PROPOSAL.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ISSUANCE OF SHARES OF COMPANY COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

PROPOSAL 1  To approve the issuance of up to 8,318,122 shares of Company common stock to the preferred and common stockholders of Vytek Corporation and the holders of all of the outstanding options and warrants to purchase shares of Vytek common and preferred stock, which will be assumed by the Company in connection with the merger of a wholly-owned subsidiary of the Company with and into Vytek pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of December 23, 2003, among the Company, Mobile Acquisition Sub, Inc., James E. Ousley, as the representative of the stockholders of Vytek, and Vytek.


      [ ]    FOR               [ ]     AGAINST           [ ]    ABSTAIN


PROPOSAL 2  In their discretion, to transact such other business as may properly come before the special meeting or any adjournment of or postponement thereof,

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            including any proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies.

Dated __________, 2004      ________________________________________________

NUMBER OF SHARES HELD: _____  ________________________________________________
                              SIGNATURE(S)

                              ________________________________________________
                              PRINT NAME OF STOCKHOLDER

                              Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.